AMENDMENT NO. 1

                                       TO

                              AMENDED AND RESTATED
                                WARRANT AGREEMENT

                                     BETWEEN

                            CHAPARRAL RESOURCES, INC.

                                       AND

                              SHELL CAPITAL LIMITED

                            DATED AS OF MAY 7, 2002

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                                Table of Contents



                                                                            Page

1. DEFINITIONS...............................................................1

2. AMENDMENT.................................................................1

3. RATIFICATION OF AMENDED AND RESTATED WARRANT AGREEMENT....................2

4. NOTICES...................................................................2

5. SUPPLEMENTS; AMENDMENTS; ENTIRE AGREEMENT.................................2

6. SUCCESSORS................................................................2

7. GOVERNING LAW.............................................................2

8. SEVERABILITY..............................................................2

9. CAPTIONS..................................................................3

10. BENEFITS OF THIS AGREEMENT...............................................3

11. COUNTERPARTS.............................................................3

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AMENDMENT NO. 1 TO AMENDED AND RESTATED  WARRANT  AGREEMENT (this  "Agreement"), dated as of May 7, 2002, between CHAPARRAL RESOURCES, INC., a Delaware corporation (the "Company"), and SHELL CAPITAL LIMITED, a company organised and existing under the laws of England (the "Purchaser") and its assignees or designees (the "Holder").

                              W I T N E S S E T H:

     WHEREAS, the Company has entered into a Loan Agreement, dated November 1, 1999, as subsequently amended from time to time (the "Loan Agreement"), between the Company, Central Asian Petroleum (Guernsey) Limited, Central Asian Petroleum, Inc. and Closed Type JSC Karakudukmunay, as the Co-Obligors, Shell Capital Limited as the Facility Agent, Shell Capital Services Limited as the Arranger and the Modeller and the Lenders (each such term as defined in the Loan Agreement);

     WHEREAS, in order to induce the Shell Capital Limited to enter into the Loan Agreement as a Lender, the Company, on February 8, 2000, issued warrants (the "Warrants") to purchase shares of common stock, par value $.0001 per share, of the Company;

     WHEREAS, in connection with a financial restructuring of the Company, the Company and the Purchaser deemed it prudent and in their respective best interests to clarify certain terms and conditions of the Warrants and entered into an Amended and Restated Warrant Agreement, dated April 18, 2001 (the "Amended and Restated Warrant Agreement");

     WHEREAS, in connection with the proposed sale by Shell Capital Inc. to Central Asian Industrial Holdings N.V. of the loans made under the Loan Agreement (the "Transfer"), the Purchaser wishes to transfer the Warrants to Central Asian Industrial Holdings N.V.; and

     WHEREAS, this Agreement hereby amends the Amended and Restated Warrant Agreement to reflect the amendments deemed necessary and appropriate by the Company and the Purchaser to effect the sale of the loans and the transfer of the Warrants.

     NOW, THEREFORE, in consideration of the premises and the mutual agreement set forth in this Agreement, the parties hereto agree as follows:

1.   DEFINITIONS

     Terms defined in the Amended and Restated Warrant Agreement shall, unless otherwise defined herein, have the same meaning when used in this Agreement.

2.   AMENDMENT

     (a) This Agreement shall have legal effect upon completion of the Transfer (the "Effective Date"). If the Transfer does not take place for whatever reason, this Agreement shall be cancelled and have no further force or effect.

     (b) With effect from the Effective Date, the words "; provided, however, that the Purchaser may only transfer Warrants to affiliates of such Purchaser or any successor thereof" in

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lines 5 and 6 of Section 7 of the Amended and Restated  Warrant  Agreement shall be deleted in their entirety.

3.   RATIFICATION OF AMENDED AND RESTATED WARRANT AGREEMENT

     (a) The Amended and Restated Warrant Agreement as hereby amended is hereby ratified and confirmed.

     (b) The provisions of the Amended and Restated Warrant Agreement shall, save as amended hereby, continue in full force and effect.

4.   NOTICES

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

     (a) if to the Purchaser, to the address set forth on the signature pages to this Agreement or to such other address as the Purchaser may designated by notice to the Company; or

     (b) if to the Company, to the address set forth on the signature pages to this Agreement or to such other address as the Company may designate by notice to the Holders.

5.   SUPPLEMENTS; AMENDMENTS; ENTIRE AGREEMENT

     (a) Any provisions of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and signed by the Company and the Holders of a Majority of the Warrants and Warrant Shares.

     (b) This Agreement (including the Amended and Restated Warrant Agreement to the extent portions of it are referred to in this Agreement) constitutes the entire obligations of the parties to this Agreement and supersedes, any previous expressions of intent or understanding in respect of this transaction.

6.   SUCCESSORS.

     All of the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

7.   GOVERNING LAW.

     THIS AGREEMENT IS GOVERNED BY NEW YORK LAW.

8.   SEVERABILITY.

     If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

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9.   CAPTIONS.

     The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

10.  BENEFITS OF THIS AGREEMENT.

     Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holders any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company and any Holders.

11.  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and by different parties on separate counterparts which when taken together shall constitute one agreement.

                     Remainder of page intentionally blank.

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     IN WITNESS  WHEREOF the  parties  have  caused  this  Agreement  to be duly executed, as of the day and year first above written.

                  CHAPARRAL RESOURCES, INC.

                  By:  /s/ Michael B. Young
                     ------------------------------
                  Name:   Michael B. Young
                  Title:  Treasurer

                  Address for Notices:

                  Chaparral Resources, Inc.
                  16945 Northchase Drive,
                  Suite 1440
                  Houston, TX 77060

                  Attn: President
                  Telephone: 281-877-7100
                  Fax: 281-877-0989

                  SHELL CAPITAL LIMITED

                  By:  /s/ Roderick Innes Owen
                     ------------------------------
                  Name:   Roderick Innes Owen
                  Title:  Attorney in Fact

                  Address for Notices:

                  Shell Capital Limited
                  Shell Centre
                  London SE1 7NA
                  England

                  Attn: The Financial Controller
                  Tel:
                  Fax: 44-207-934-7058

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